EXHIBIT 99.1

PRESS RELEASE

CONTACTS:

Inhibitex, Inc.
Russell H. Plumb
Chief Financial Officer
(678) 746-1136
rplumb@inhibitex.com
Laura Perry (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
laura@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX ANNOUNCES A REDUCTION IN ITS WORKFORCE
ATLANTA, Georgia — April 21, 2006 — Inhibitex, Inc. (Nasdaq: INHX) today announced that it has reduced its workforce in order to lower its cost structure and appropriately align the company’s operations with its current stage of development. The reduction in force was largely focused in areas primarily dedicated to the planned commercialization of Veronate®, the company’s most advanced product candidate.
On April 3, 2006 the company announced that a pivotal Phase III clinical trial of Veronate for the prevention of hospital-associated infections in premature, low birth weight infants failed to meet it primary or secondary endpoints.
“We have taken immediate steps to reduce and control our expenses while ensuring that we have sufficient human and capital resources in place to appropriately support our current corporate objectives,” stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex. “We no longer see a need to establish a commercial infrastructure in the near-term, therefore we are adjusting our cost structure to appropriately reflect the stages of our clinical and pre-clinical development programs.”
The reduction in force, which became effective on April 17, 2006, will reduce Inhibitex’s workforce to 48 employees from 83 over the next several months. As a result, the company anticipates recording a charge of $1.2 million in the second quarter of 2006 related to the cost of one-time termination benefits and expects to reduce annual expenses associated with salaries and benefits by approximately $3.5 million.
About Inhibitex
Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. All of the company’s drug development programs are based on its proprietary MSCRAMM® protein platform. MSCRAMM proteins are located on the surface of pathogenic organisms, and are responsible for the initiation and spread of infections. The company’s most advanced product candidates are Veronate and Aurexis®, for which the company has retained all worldwide rights. The company’s preclinical programs include a collaboration and joint development agreement with

Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines.
For additional information about the Company, please visit www.inhibitex.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements in this press release other than statements of historical facts are forward-looking statements, including statements regarding: the company’s intent to reduce its workforce to the extent described herein; the estimated cost of one-time termination benefits; and the expected annual savings associated with the reduction in force. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the company makes, including risks related to the company’s ability to: complete further analyses to assess the Veronate Phase III trial results and the results or findings of these analyses; obtain regulatory approval from the FDA to advance Aurexis into future clinical trials; accurately estimate the costs of the one-time termination benefits it intends to provide and the amount of annual savings that will be realized as a result of the reduction in force; obtain, maintain and protect the intellectual property incorporated into its product candidates; obtain funding to support its planned future business activities and other cautionary statements contained elsewhere herein; and in risk factors described in or referred to in greater detail in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, or SEC, on March 13, 2006. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.
There may be events in the future that the company is unable to predict accurately, or over which it has no control. The company’s business, financial condition, results of operations, and prospects may change. The company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.
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